UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest event Reported): November 25, 2013


                             LIFE STEM GENETICS INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     333-183814                80-0832746
 (State or other jurisdiction of       (Commission              (IRS Employer
of incorporation or organization)      File Number)          Identification No.)

433 North Camden Drive, Suite 400, Beverly Hills, CA                90210
        (Address of principal executive offices)                  (Zip Code)

                                 (310) 279-5234
              (Registrant's telephone number, including area code)

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Our company seeks to address recent third party stock promotional activity in regards to us and our current operational activities.

It has come to our attention that recent certain third parties to us have been promoting our company's securities. The promotional pieces that have been brought to our attention contain targets and projections that we feel are solely for promotional purposes and not based upon a realistic and comprehensive analysis of our company. We have a limited operating history and are in the developmental stage. Our success is significantly dependent on the successful marketing and deployment of our planned services, which cannot be guaranteed.

In addition, we are aware that on November 25, 2013, the Securities and Exchange Commission ("COMMISSION") announced the temporary suspension of the securities in our company. The Commission temporarily suspended trading in Life Stem because of questions regarding the adequacy and accuracy of information about our company, including, among other things, its business operations. We are of the view that our disclosure documents accurately describe our assets, operations and proposed activities, and refer to our recently filed Form 10-Q Quarterly Report and Form 10-K Annual Report for more detailed disclosure. At such time, we are fully cooperating with the inquiry and are looking forward to the termination of the suspension on December 10, 2013 so that our shareholders will not continue to be disadvantaged by the trading suspension.

We strongly urge any prospective investors to obtain advice from a qualified investment professional prior to making any investment in our company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE STEM GENETICS INC.


/s/ Gloria Simov
---------------------------------
Gloria Simov
President and Director
Date: December 10, 2013

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